UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2010 (April 9, 2010)

III to I Maritime Partners Cayman I, L.P.
(Exact name of Registrant as specified in its charter)

Cayman Islands	000-53656	98-0516465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5580 Peterson Lane Suite 155 Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 392-5400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of a Material Definitive Agreement.

Pursuant to an amended Memorandum of Agreement (the “Amended MOA”) between our wholly-owned subsidiary, Kronos Shipping I, Ltd. (“Kronos”), and Conway Shipping I, Ltd. (“Conway”) an affiliate of the Schulte Group, dated April 25, 2009, we held an option to purchase a chemical tanker.  The Schulte Group had previously paid deposits of approximately $8.3 million to the sellers of the chemical tanker, Nantong Mingde Heavy Industry Stock Co., Ltd. and Jiangxi Topsky Technology Co., Ltd.  In connection with the Amended MOA, we had paid $3 million to the Schulte Group as a deposit on the chemical tanker and had agreed to pay Conway an additional $5.3 million, as well as interest on this outstanding amount.  In light of the global downturn in the economy and the resulting decrease in charter rates for chemical tankers, and product tankers in general, as well as significant decreases in the market value of such vessels, we have elected to abandon our option to purchase the chemical tanker.  Our decision to abandon the chemical tanker acquisition stems from the lack of concessions significant enough to make proceeding with the acquisition a viable option.

In light of our decision not to purchase the chemical tanker, we chose not make the March 31, 2010 interest payment due under the Amended MOA.  As a result, we became subject to the liquidated damages provisions of the Amended MOA in the amount of $3 million payable to Conway on April 9, 2010.  Pursuant to the Amended MOA, these liquidated damages are settled from the funds we have already paid as deposits on the chemical tanker, and we will be released from any obligation to repay the remaining $5.3 million owed to Conway thereunder.  We previously recorded an impairment to the deposit on asset acquisition on our December 31, 2009 balance sheet to reduce the carrying value of the asset to zero.  This resulted in the recognition of a loss on impairment of $9,874,907 in our 2009 financials.  As a result of our formal forfeiture of our option to acquire the tanker, we expect to recognize gain on the extinguishment of debt of $5.3 million in the second quarter of 2010.  The net result of this is expected to be a loss of approximately $4,574,907, which in the end represents liquidated damages of $3.0 million plus our capitalized costs approximating $1,574,907.  We do not expect to recoup any of these costs paid toward the acquisition of the chemical tanker.

Additionally, as a result of our decision to abandon the chemical tanker acquisition, we will not be utilizing the $30,000,000 credit facility with Deutsche Schiffsbank Aktiengesellschaft.

Item 9.01   Financial Statements and Exhibits.

Exhibit Number	Description

10.1
Amended and Restated Memorandum of Agreement, dated as of April 25, 2009, by and between Kronos Shipping I, Ltd. and the Conway Shipping Co. Ltd. (Incorporated by reference to Exhibit 10.8 to our Registration Statement on Form 10-12G (File No. 000-53656) filed with the SEC on April 30, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

III to I Maritime Partners Cayman I, L.P.
(Registrant)

By:	III to I International Maritime Solutions Cayman, Inc.
Its General Partner

By:	/s/ Jason M. Morton
Jason M. Morton
Director and Chief Financial Officer
(Duly authorized to sign this report on behalf of the Registrant)

Date: April 14, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.1
Amended and Restated Memorandum of Agreement, dated as of April 25, 2009, by and between Kronos Shipping I, Ltd. and the Conway Shipping Co. Ltd. (Incorporated by reference to Exhibit 10.8 to our Registration Statement on Form 10-12G (File No. 000-53656) filed with the SEC on April 30, 2009).